Exhibit 10.5
COOPERATION AGREEMENT
This Agreement made effective as of 25th day of June 2008, between:
GLOBAL WARMING SOLUTIONS INC. carrying business under the laws of the State of Oklahoma, and having its office at 1200 Smith Street Suite 1600, Houston, TX 77002, USA (hereinafter referred to as “GWS”, which expression shall, unless repugnant to the context, include its successors and permitted assigns)
And
The Spanish company “NORDLIGHT S.p.A.” (hereinafter, “NORDLIGHT”), having its registered offices at: SS. Aretina, 29n 50065 Sieci (Fi), Italy with the Fiscal Identification Number:
1.1	WHEREAS
i.	NORDLIGHT is engaged, among other activities, in the development, production and commercialization of special lighting systems such as LEDs lights, etc.

GWS develops and commercializes technologies that help mitigate global warming and its effect on our planet. The Company targets three areas that help reduce the extent of global warming and fight issues that have risen in consequence clean energy, carbon control, and water purification. GWS is engaged in the business of research and development of red/infrared shelf life technology – “PureRay”. “PureRay” is the family of supplementary lighting system designed by Dr. Vladimir Vasilenko (Patent pending, the US patent application has been filled on December 7, 2007, Application Number is 61012336). This is low power LEDs supplementary lighting system for the departments of green-grocery stores.

ii.	NORDLIGHT and GWS are hereinafter referred collectively and individually referred to as “Parties” or “Party”.

The parties acknowledge each other’s legal capacity to enter into this Business Cooperation Agreement (hereinafter, the “agreement”).
Broad terms of Agreement
1.	NORDLIGHT and GWS have agreed to come together for the purpose of exclusive development of “PureRay Lighting Systems” for fresh produce and other perishable products (hereinafter referred to as the Products) as per agreed specifications between the Parties. NORDLIGHT will be involved in building of preliminary and functional prototypes with testing and fine tuning, validation and certification.

2.	GWS agrees to provide the entire literature (in English) and research data developed and collected by them so far to NORDLIGHT.

3.	The relationship between GWS and NORDLIGHT as contemplated under this AGREEMENT is personal and hence NORDLIGHT undertakes not to make any reference about the supply of the Products in their advertising or product promotion without the written consent of GWS.

4.	NORDLIGHT agrees not to sell the customized Products so developed by GWS to any one other than a partner(s) disclosed to GWS, during the currency of this agreement and thereafter.

5.	NORDLIGHT acknowledges that the right, title and interest in any intellectual property used/developed rest jointly and exclusively with

NORDLIGHT and GWS, and nothing should be done to alter the said intellectual property without the consent of GWS.

6.	This AGREEMENT shall commence on June 2008, and remain valid for a period of 5 years. This writing is only an AGREEMENT between the Parties for initiating necessary actions between the Parties and a detailed definitive Agreement will be entered into between the Parties, which shall contain terms of this AGREEMENT and other terms and conditions to be mutually agreed upon.
          purpose of the Agreement
Assembling of commercial prototypes of  PureRay Lighting Systems using the parts manufacturing by NORDLIGHT or obtained from optoelectronic companies and others manufacturers of the lighting systems intellectual property and rights
1	Generally, GWS and NORDLIGHT recognize each other’s title to their respective intellectual property rights and to other similar rights in any elements, technology or know-how.
2	NORDLIGHT shall not interfere at any time in the use of GWS exploitation, reproduction, distribution, spread and public disclosure rights.
3	NORDLIGHT expressly acknowledges that it does not acquire any rights in the trademarks, logos, or, generally, in any intellectual property right of GWS by virtue of this agreement.
          Confidentiality
1	Both parties shall treat as confidential all and any data and information furnished to them by the other party in the development and performance of this agreement. Any data and information furnished by either of the parties shall not be treated as confidential where (i) they are in the public domain or come into the public domain, without entailing a breach for the disclosing party; (ii) they have been created, supplied, discovered, developed or obtained by any party without using confidential information from the other party; and (iii) they have been lawfully received by the party disclosing them from a third party not bound to confidentiality by the other party.

Any data and information resulting from the services provided by the GWS shall be treated as confidential and it shall be delivered exclusively to the management of SAS or a representative expressly designated by it.
2	Both parties agree to return, delete or destroy any confidential information to which they have had access, in the way indicated in writing by the other party, regardless of the media on which it may be recorded.
          Early termination
This Agreement shall be terminated in advance, besides in the circumstances specifically set forth in other clauses hereof, in the following circumstances:
1	At any time, by mutual agreement between the Parties.

2	Termination of the agreement by either of the parties on the grounds of breach of any of the obligations assumed by the other party hereunder, without prejudice to the right of the injured party to choose to continue the agreement and demand full performance by the other party of its obligations, in both cases with payment of compensation for the damage caused by the breach.

In this event, the defaulting party shall have thirty [30] days to remedy the situation. If on expiry of such period, in the opinion of the affected party, the defaulting party has not put an end to its conduct or remedied the cause of its breach, the affected party shall be legally entitled to exercise any right available in law.
Ten. Effects of termination of the Agreement
Termination of this Agreement, irrespective of the way in which it occurs and the cause thereof, shall have the following effects:
1	The rights and obligations of the parties arising prior to the date of termination shall not be affected.
2	The clauses hereof that, pursuant to the agreement, subsist or are applicable after termination shall continue in force and shall be observed by both parties.
3	As a result of the termination of this agreement the parties shall not indemnify the other party, for current or future loss of profit, or for expenses, investments or commitments acquired in relation to it, unless willful misconduct or gross negligence.
          Assignment and subcontracting
NORDLIGHT may not assign, transfer nor subcontract to third parties its contractual position herein, nor its rights and obligations hereunder without the prior written consent of GWS.
          Expenses
All the expenses incurred in relation to the formalization of this agreement shall be borne equally by the parties.
          Final recitals
No modification or amendment of this agreement shall be valid unless made in writing and signed by each party.
          Notifications
1	Any notifications are required to be sent under this Agreement shall be deemed to be properly and sufficiently made if delivered personally with acknowledgement of receipt or if sent by fax, electronic mail or registered letter with recorded delivery.
2	The Parties’ addresses for the purposes hereof are the following:

NORDLIGHT S.p.A;
SS. Aretina, 29n 50065 Sieci (Fi),
Italy

Global Warming Solutions, Inc
1200 Smith Street
Suite 1600
Houston, TX 77002
USA

For the attention of Mr. Vladimir Vasilenko
Telephone number: (1) 713-353-4676
Fax: (1) 713-353-4601
E-mail address: vladimir.vasilenko@globalwarmingsolutions.com
          Governing law and Settlement of disputes
This Agreement shall be governed and interpreted in accordance with Italian law.

The parties hereto, waiving their right to have recourse to their own jurisdiction, submit to the jurisdiction of the Courts of Italy for the settlement of any disputes arising out interpretation and performance of this agreement.
In witness whereof, the Parties have executed and signed this Agreement in two original counterparts, each to the same effect, in the place and on the date first above written.

By NORDLIGHT S.p.A;	By Global Warming Solutions, Inc.

Mr. Vladimir Vasilenko